UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 1, 2018

OXFORD IMMUNOTEC GLOBAL PLC

(Exact name of registrant as specified in its charter)

England and Wales

(State or other jurisdiction

of incorporation)

001-36200	98-1133710
(Commission File Number)	(IRS Employer Identification No.)

94C Innovation Drive, Milton Park, Abingdon OX14 4RZ, United Kingdom

(Address of principal executive offices)

Registrant’s telephone number including area code +44 (0) 1235 442780

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported, on September 25, 2018, Oxford Immunotec Global PLC (the “Company”), entered into a Limited Liability Company Interest Purchase Agreement with Quest Diagnostics Incorporated, a Delaware corporation (“Quest”), Oxford Immunotec Limited, a limited company incorporated in England and Wales and a wholly owned subsidiary of the Company (“Oxford Limited”) and Oxford Immunotec, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, pursuant to which Oxford Limited agreed to sell, and Quest agreed to acquire, the Company’s U.S. laboratory services business for gross proceeds of $170 million in cash (the “Transaction”).

In connection with the Transaction, on October 1, 2018, the Company entered into a Special Bonus Agreement (the “Bonus Agreement”) with certain key employees of the Company. Pursuant to the Bonus Agreement, the Company will provide cash retention bonus awards to certain employees, with each such cash bonus award becoming payable in a single lump sum if the closing of the Transaction occurs prior to March 31, 2019, and if the employees (i) are continuously employed by the Company from the date of the Bonus Agreement through the retention date specified in the employee’s Bonus Agreement, or, if earlier, the date on which the employee’s employment with the Company and its affiliates is involuntary terminated without Cause, as defined in the Bonus Agreement (the “Retention Period”), (ii) are not terminated by the Company with Cause during the Retention Period and (iii) actively work to timely achieve all applicable milestones or other requirements for transition services provided in connection with the Transaction during the Retention Period.

With respect to the named executive officers of the Company, Dr. Peter Wrighton-Smith, Ph.D., the Chief Executive Officer of the Company, will be eligible to receive a cash bonus award of £150,000 (or $195,376, based on the British Pound/U.S. Dollar exchange rate on October 1, 2018 of 1.3040), and Richard Altieri, the Chief Financial Officer of the Company, will be eligible to receive a cash bonus award of $159,000, pursuant to Bonus Agreements entered into by each with the Company.

The foregoing description is qualified in its entirety by the form of Bonus Agreements, copies of which will be filed as an exhibit to the Registrant’s next periodic report.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2018

OXFORD IMMUNOTEC GLOBAL PLC

By:	/s/ Elizabeth M. Keiley
Elizabeth M. Keiley
SVP and General Counsel